UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

757 Third Avenue, Suite 2018 New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 376-5742

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 10, 2015, Relmada Therapeutics, Inc. (the “Company”) announced topline results of a proof-of-concept pharmacokinetic study in healthy volunteers using its BuTab (REL-1028), an investigational, oral formulation of buprenorphine, an opioid that is broadly used to treat both addiction and chronic pain. BuTab is designed to be delivered orally and reach safe and effective blood levels of buprenorphine through the gastrointestinal route of administration due to its modified release profile. There are currently no commercially available oral formulations of buprenorphine that result in gastrointestinal absorption.

The topline analysis demonstrated for the first time that buprenorphine can be delivered at therapeutic blood levels in an orally ingestible form.

As previously announced, members of Relmada’s senior management team will hold a conference call today at 8:30 a.m. ET. Also participating in the conference call is one of Relmada’s scientific advisors, Gavril Pasternak, M.D., Ph.D., Anne Burnett Tandy Chair in Neurology at Memorial Sloan-Kettering Cancer Center and laboratory head in the Molecular Pharmacology and Chemistry Program within the Sloan-Kettering Institute. Dr. Pasternak’s research focuses on opioid receptors and their mechanisms of action. He has demonstrated the importance of different sets of mu receptor subtypes in the actions of various opioid analgesics and identified a set of subtypes that offer a unique target for the development of analgesics lacking opioid side-effects.

A copy of the Company’s press release, which issued earlier today and discusses the matters above, is attached hereto as item 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2015	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
Name: Sergio Traversa Title: Chief Executive Officer

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